UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2006
Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318

(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015 New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)
(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Lexington Corporate Properties Trust (the “Trust”) is electing to reclassify the presentation of distributions from its investments in non-consolidated entities from operating activities to investing activities in the Trust’s Consolidated Statements of Cash Flows. The effect of the change is $7,102,000, $124,000 and $2,932,000 for the years ended December 31, 2005, 2004 and 2003, respectively, and represents distributions in excess of accumulated earnings from these investments accounted for on the equity method.
This change in classification does not affect the total net change in cash and cash equivalents for each of the three years in the period ended December 31, 2005 and has no impact on the Trust’s consolidated balance sheets, consolidated statements of income, consolidated statements of changes in shareholders’ equity or the related income per share amounts for the applicable annual periods.
This Current Report on Form 8-K updates Items 6, 7 and 8 of Amendment No. 1 to the Trust’s Annual Report on Form 10-K/A for year ended December 31, 2005 (the “Annual Report”), to reflect the reclassification. The updates to the Annual Report speak as of the date of the original Annual Report, March 14, 2006, and do not reflect events occurring after the filing of such report or update or modify the disclosures therein in any way other than the updates to Items 6, 7 and 8 of the Annual Report.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1	Updated Items on Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2005
(a) Item 6 Selected Financial Data
(b) Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations
(c) Item 8 Financial Statements and Supplementary Data

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust
Date: October 10, 2006	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

99.1	Updated Items on Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2005
(a) Item 6 Selected Financial Data
(b) Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations
(c) Item 8 Financial Statements and Supplementary Data